UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2007 (April 3, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (949) 428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

Turbine Supply Agreement

On March 28, 2007, DeWind, Inc. (“DeWind”), a Nevada corporation and a wholly-owned subsidiary of Registrant, and XRG Development Partners, LLC (“XRG”), an Idaho limited liability company and an affiliate of Exergy Development Group, LLC, entered into a Turbine Supply Agreement dated as of March 27, 2007 (the “Agreement”).

Under the Agreement, XRG will purchase and order and DeWind will supply 18 wind turbines for a sum in excess of $40 million (“Purchase Price”), portions of which shall be payable as follows: (a) a reservation payment not later than five business days after March 27, 2007 in the amount of $5,940,000 for the wind turbines for one wind farm project; a notice to proceed payment in the amount of $3,960,000 for the wind turbines on or before May 7, 2007, subject to certain conditions; (c) a progress payment in the amount of $3,960,000 for the wind turbines not later than 60 days prior to the scheduled delivery date; (d) a per-wind turbine delivery payment equal to forty percent (40%) of the unit price within five business days after DeWind’s delivery to the designated delivery location of each item listed in the delivery schedule comprising such wind turbine; (e) a per-wind turbine payment equal to 15% of the unit price of a wind turbine within five business days of commissioning of each wind turbine; (f) a final completion payment in the amount of $3,960,000 for the wind turbines within five business days of final completion.

DeWind grants to XRG a security interest in and to the materials and components acquired and fabricated by DeWind for the performance of DeWind’s obligations under the Agreement, limited to the amount that XRG has paid DeWind with respect to the wind turbines, together with all proceeds of the foregoing, as security until title to the wind turbines has passed to XRG. DeWind’s grant of a security interest shall not affect or be construed as a waiver of any statutory contractor’s liens in favor of DeWind.

DeWind will deliver: (a) the wind turbine blades to the Port of Milwaukee, Wisconsin; (b) the wind turbine tower equipment at a factory located in the continental United States or at the Port of Milwaukee, Wisconsin; and (c) the turbine nacelles at DeWind’s factory in Round Rock, Texas.

XRG shall be deemed to have issued to DeWind a notice to proceed with the fabrication, delivery, and sale of the wind turbines. Commencing on or before May 7, 2007, XRG and DeWind shall discuss and agree upon the delivery schedule for the wind turbines; provided however, that DeWind’s proposed delivery schedule shall include a delivery date not later than November 30, 2007.

If delivery of any wind turbine in accordance with the terms of the Agreement occurs after the scheduled delivery date for said wind turbine as provided in the delivery schedule, XRG will be entitled to liquidated damages, unless the delay was excusable or caused by XRG. For each day of the delay, DeWind shall pay to XRG $800-1000 per day, provided, however, that the amount of liquidated damages shall be reduced by 50% if DeWind provides 90 days prior written notice of the delay; provided further, that such liquidated damages shall be waived if XRG, using commercially reasonable efforts, is able to avoid additional cost or delay as a result of the advance notice given by DeWind of its anticipated delay. In any such notice, DeWind shall specify the new date for delivery of the wind turbines. If delivery of any wind turbine in accordance with the terms of the Agreement occurs at any time after such new date, DeWind shall pay to XRG $1,000 per day for the first 10 days and then $4,000 per day until the 60th day.

DeWind has agreed to cause the Registrant to execute and deliver to XRG a guaranty of the performance and payment obligations of DeWind under the Agreement.

Both DeWind and XRG agree to maintain insurance policies commensurate with industry practices. DeWind shall provide technical assistance and training to XRG regarding the turbines. DeWind and XRG will commission the wind turbines after completion and certification.

DeWind will warrant that the turbines will be (i) made of new materials in compliance with the terms of the Agreement, industry practices and the wind turbine specifications, (ii) free of all material defects in design, engineering, materials, manufacture, assembly and workmanship, and in compliance with the wind turbine specifications under the climatic and normal operating conditions described in the wind turbine specifications, and (iii) free of liens and encumbrances except as otherwise permitted in the Agreement. DeWind also will warrant that the wind turbines will be available for at least 90% of the time for six months after the final completion date and then 98% thereafter during the period of the Warranty. DeWind also will provide certain other warranties related to the noise level of the turbines and the power curve performance. The Warranty shall last for two years from the final completion date. The Warranty may be extended for an additional three years for an additional $25,000 per year, subject to adjustment. XRG must enter into a Service Agreement for the Warranty to be effective.

There are no material relationships between the Registrant or its affiliates and any of the parties to the Agreement, other than in respect of such agreements.

Warrants

On March 31, 2007, we granted warrants to certain individuals which are discussed in Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

On March 31, 2007, the Registrant granted warrants to purchase 1,800,000 shares of its common stock at an exercise price of $1.06 per warrant to one individual as additional payment for its $1,800,000 factored receivable arrangement dated November, 2006. The warrants expire in February, 2009. The Registrant valued the warrants using the Black-Scholes option pricing model at $0.4688 per warrant using a risk free rate of 4.7%, a volatility of 91% and a dividend yield of 0%. It recorded $843,840 to interest expense for the six months ended March 31, 2007 since the factoring arrangement was repaid before March 31, 2007.

On March 31, 2007 the Registrant granted warrants to purchase 1,116,827 shares of its common stock at an exercise price of $1.04 to one individual as partial payment of the placement fees related to its recent $22.8 million convertible debt offering of February, 2007. The warrants expire in February, 2010. The Registrant valued the warrants using the Black-Scholes option pricing model at $0.4637 per warrant using a risk free rate of 4.85%, a volatility of 90% and a dividend yield of 0%. It recorded $517,873 as additional debt discount to the $22.8 million convertible debt and which will be amortized ratably to interest expense over the expected remaining life of the convertible debt due January, 2010.

The Registrant relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01 Financial Statements and Exhibits

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

Exh. No.	Description

99.1	Press Release issued March 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: April 3, 2007	By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon
Chief Executive Officer